Exhibit 10.1

GOODRX HOLDINGS, INC.

STOCKHOLDERS AGREEMENT

Dated as of September 22, 2020

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Section 6.12	Severability	19
Section 6.13	Delivery by Facsimile	19
Section 6.14	Entire Agreement	20
Section 6.15	Remedies	20
Section 6.16	Settlement	20

Exhibit A - Form of Joinder to Stockholders Agreement

Exhibit B - Form of Director & Officer Indemnification Agreement

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STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of September 22, 2020, by and among (i) GoodRx Holdings, Inc., a Delaware corporation (the “Issuer”); (ii) the Silver Lake Stockholders (as hereinafter defined); (iii) the Francisco Partners Stockholders (as hereinafter defined), (iv) the Spectrum Stockholders (as hereinafter defined), and (v) the Idea Men Stockholders (as hereinafter defined), and any other Person who becomes a party hereto pursuant to Article VI (each a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, in connection with the consummation by the Issuer of an IPO (as hereinafter defined), and pursuant to the terms of the Amended and Restated Stockholders Agreement, dated as of October 12, 2018, by and among the parties hereto and certain other persons, the parties hereto have agreed to enter into this Agreement to govern certain of their rights, duties and obligations with respect to their ownership of Shares (as hereinafter defined) after consummation of the IPO.

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of September 13, 2020, by and among the Issuer and SLP Geology Aggregator, L.P., the Issuer has agreed to issue and sell shares of its Class A Common Stock (as defined herein) at a price per share equal to the price per share in the IPO (as hereinafter defined), before underwriting discounts and expenses.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes hereof, none of the Stockholders, the Issuer, or any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Stockholders or any of their investment fund Affiliates have made a debt or equity investment, and none of the Stockholders or any of their Affiliates shall be considered an Affiliate of (a) Issuer or any of its Subsidiaries or (b) each other.

“Agreement” has the meaning set forth in the Preamble.

“Amended and Restated Certificate of Incorporation” means the Issuer’s amended and restated certificate of incorporation to be filed and effective in connection with the consummation of the IPO.

“Beneficial Ownership” and “Beneficially Own” and similar terms have the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however, that no Stockholder shall be deemed to beneficially own any securities of the Issuer held by any other Stockholder solely by virtue of the provisions of this Agreement (other than this definition which shall be deemed to be read for this purpose without the proviso hereto).

“Board” means the Board of Directors of the Issuer.

“Business Day” means any day, other than a Saturday, Sunday or one on which banks are authorized by law to be closed in New York, New York.

“Catch-Up Shares” has the meaning set forth in Section 3.8.

“Change in Control” means the occurrence of any of the following events:

(a) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Issuer to any “person” or “group” (as such terms are defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than to the Stockholder Group or to any of the Stockholders, Trevor Bezdek, Douglas Hirsch or any of their respective Affiliates (collectively, the “Permitted Holders”);

(b) any person or group, other than one or more of the Permitted Holders, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock or interests, as applicable, of the Issuer (or any entity which controls the Issuer or which is a successor to all or substantially all of the assets of the Issuer), including by way of merger, recapitalization, reorganization, redemption, issuance of capital stock, consolidation, tender or exchange offer or otherwise; or

(c) a merger of the Issuer with or into another Person (other than one of more of the Permitted Holders) in which the voting stockholders or members, as applicable, of the Issuer immediately prior to such merger cease to hold at least 50% of the voting shares of the Issuer (or the surviving corporation or ultimate parent) immediately following such merger;

provided that, in each case under clause (a), (b) or (c), no Change in Control shall be deemed to occur unless the Permitted Holders as a result of such transaction cease to have the ability, without the approval of any Person who is not a Permitted Holder, to elect a majority of the members of the Board of Directors or other governing body of the Issuer (or the resulting entity), and in no event shall a Change in Control be deemed to include any transaction effected for the purpose of (i) changing, directly or indirectly, the form of organization or the organizational structure of the Issuer or any of its Subsidiaries, or (ii) contributing assets or equity to entities controlled by the Issuer (or owned by the Issuer in substantially the same proportions as their ownership of the Issuer).

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Issuer.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Issuer (including any shares of Class A common stock into which such Class B common stock converts).

“Closing Date” means the date of the closing of the IPO.

“Closing Price” has the meaning set forth in Section 3.5.

“Combined Voting Power” means the combined voting power of all classes and series of Voting Securities, according to each class’ or series’ respective votes per share, voting together as a single class.

“Common Stock” means, collectively, the shares of Class A Common Stock and Class B Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Director” means any member of the Board from time to time.

“Director Designee” means a Silver Lake Designee, a Francisco Partners Designee, the Spectrum Designee or an Idea Men Designee.

“Distribution” has the meaning set forth in Section 3.5.

“Distribution Cap” has the meaning set forth in Section 3.5.

“Election Period” has the meaning set forth in Section 3.3.

“Equity Securities” means any and all Shares, and any and all securities of the Issuer convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, and options, warrants or other rights to acquire Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Francisco Partners Designee” has the meaning set forth in Section 2.1(a)(ii).

“Francisco Partners Stockholders” means Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. and any of their respective Permitted Transferees who hold Shares as of the applicable time.

“Idea Men Designee” has the meaning set forth in Section 2.1(a)(iv).

“Idea Men Stockholders” means Idea Men, LLC and any of its Permitted Transferees who hold Shares as of the applicable time.

“Independent Director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board (or any committee thereof) and as of any other date on which the determination is being made, as an “independent director” under the applicable rules of the

Stock Exchange, as determined by the Board and as an “Independent Director” under Rule 10A-3 under the Exchange Act and any corresponding requirement of Stock Exchange rules for audit committee members, as well as any other independence requirements of the U.S. securities laws that is then applicable to the Issuer, as determined by the Board.

“Initial Public Offering” or “IPO” means the first underwritten Public Offering of the Class A Common Stock of the Issuer.

“IPO Price” has the meaning set forth in Section 3.5.

“Investor Rights Agreement” means the amended and restated investor rights agreement, dated as of October 12, 2018, by and among the Issuer, SLP Geology Aggregator, L.P., Francisco Partners IV, L.P., Francisco Partners IV-A, L.P., Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P., Spectrum VII Co-Investment Fund, L.P. and Idea Men, LLC (as amended, restated, supplemented or otherwise modified from time to time).

“Issuer” has the meaning set forth in the Recitals.

“Issuer Competitor” means any Person that directly competes with the business of the Issuer and its direct and indirect Subsidiaries as of the time of determination.

“Joinder Agreement” has the meaning set forth in Section 5.1.

“Law,” with respect to any Person, means (a) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject and (b) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

“Notice” has the meaning set forth in Section 3.1.

“Notice Period” has the meaning set forth in Section 3.4.

“Permitted Holders” has the meaning set forth in the definition of “Change in Control”.

“Permitted Transferee” means with respect to any Stockholder, any Person that such Stockholder is permitted to transfer shares of Class B Common Stock to in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Issuer without such shares automatically converting to Class A Common Stock upon the occurrence of such transfer.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Private Placement” mean the issue and sale of Class A Common Stock to SLP Geology Aggregator, L.P. pursuant to that certain Stock Purchase Agreement, dated as of September 13, 2020, by and among GoodRx Holdings, Inc. and SLP Geology Aggregator, L.P.

“Public Offering” means any offering and sale of equity securities of the Issuer or any successor to the Issuer for cash pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable form) under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule or regulation).

“Rule 144 Pro Rata Portion” means, as of any time of determination, with respect to any Stockholder, the maximum aggregate number of shares of Class B Common Stock held by the Stockholders that are then permitted to be sold by the Stockholders as a group in accordance with Rule 144(e) (assuming for this purpose that each Stockholder is an affiliate and acting in concert for purposes of Rule 144), multiplied by such Stockholder’s percentage ownership of the total number of issued and outstanding shares of Class B Common Stock held by all Stockholders immediately prior to such time of determination. For the avoidance of doubt, the Rule 144 Pro Rata Portion shall not include any Shares purchased by a Stockholder in the Private Placement, IPO or on the open market following the IPO.

“Rule 144 Transfer” has the meaning set forth in Section 3.4.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Shares” means shares of Common Stock.

“Silver Lake Designee” has the meaning set forth in Section 2.1(a)(i).

“Silver Lake Stockholders” means SLP Geology Aggregator, L.P. and any of its Permitted Transferees who hold Shares as of the applicable time.

“Spectrum Designee” has the meaning set forth in Section 2.1(a)(iii).

“Spectrum Stockholders” means Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P. and Spectrum VII Co-Investment Fund, L.P., and any of their Permitted Transferees who hold Shares as of the applicable time.

“Stock Exchange” means The NASDAQ Global Select Market or such other securities exchange or interdealer quotation system on which shares of Class A Common Stock are then listed or quoted.

“Stockholder” has the meaning set forth in the Preamble.

“Stockholder Group” means the “group” (as such term is used in Section 13(d) of the Exchange Act) consisting of SLP Geology Aggregator, L.P., Francisco Partners IV, L.P., Francisco Partners IV-A, L.P., Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P., Spectrum VII Co-Investment Fund, L.P. and Idea Men, LLC, in each case together with their Affiliates; provided, however, that none of Trevor Bezdek, Douglas Hirsch, The Bezdek Family Irrevocable Trust and The Hirsch Family Irrevocable Trust shall be deemed to be Affiliates of Idea Men, LLC or otherwise included in the Stockholder Group.

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other form of legal entity in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

“Transfer” means, with respect to any Shares, a direct or indirect transfer (including through one or more transfers), sale, exchange, assignment, pledge, hypothecation or other encumbrance or other disposition of such Shares, including the grant of an option or other right, whether directly or indirectly, whether voluntarily, involuntarily or by operation of Law; provided that, for the avoidance of doubt, a transfer of an interest in an investment fund which is, or indirectly has an interest in, a Francisco Partners Stockholder, a Silver Lake Stockholder or a Spectrum Stockholder and which is not intended to circumvent the provisions of this Agreement shall not constitute a “Transfer.”

“Transferred”, “Transferring” and “Transferee” shall each have a correlative meaning to the term “Transfer.”

“Transfer Restriction Period” means the period commencing on the Closing Date and terminating on the third anniversary of the Closing Date.

“Voting Securities” means, at any time, outstanding shares of any class of Equity Securities of the Issuer, which are then entitled to vote generally in the election of directors.

Section 1.2 General Interpretive Principles. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

ARTICLE II

MANAGEMENT

Section 2.1 Board of Directors.

(a) Composition; Company Recommendation. Following the Closing Date, each Stockholder shall have the right, but not the obligation, to designate for election to the Board, and the Issuer shall include such designees as nominees for election to the Board at all of the Issuer’s applicable annual or special meetings of stockholders (or consents in lieu of a meeting) at which Directors are to be elected (adjusted as appropriate to take into account the Issuer’s classified Board structure), subject to satisfaction of all qualification and legal requirements regarding service as a Director in accordance with Section 2.1(d), the number of designees that, if elected, will result in such Stockholder having the number of Directors serving on the Board as follows:

(i) So long as the Silver Lake Stockholders continue to collectively Beneficially Own (A) at least 20% of the Shares outstanding immediately following the Closing Date, the Issuer shall include in its slate of nominees three (3) Directors designated by the Silver Lake Stockholders, (B) less than 20% but at least 10% of the Shares outstanding immediately following the Closing Date, two (2) Directors designated by the Silver Lake Stockholders, and (C) less than 10% but at least 5% of the Shares outstanding immediately following the Closing Date, one (1) Director designated by the Silver Lake Stockholders (any such designee, a “Silver Lake Designee”). For so long as the Silver Lake Stockholders are entitled to designate three (3) Directors, one (1) Silver Lake Designee shall be an Independent Director, provided that, if the Silver Lake Stockholders are entitled to designate less than three (3) Directors, no Silver Lake Designee need be an Independent Director.

(ii) So long as the Francisco Partners Stockholders continue to collectively Beneficially Own (A) at least 10% of the Shares outstanding immediately following the Closing Date, the Issuer shall include in its slate of nominees two (2) Directors designated by the Francisco Partners Stockholders, and (B) less than 10% but at least 5% of the Shares outstanding immediately following the Closing Date, one (1) Director designated by the Francisco Partners Stockholders (any such designee, a “Francisco Partner Designee”).

(iii) So long as the Spectrum Stockholders continue to collectively Beneficially Own at least 5% of the shares of Common Stock outstanding immediately following the Closing Date, the Issuer shall include in its slate of nominees one (1) Director designated by the Spectrum Stockholders (any such designee, a “Spectrum Designee”).

(iv) Subject to Section 2.1(f), so long as the Idea Men Stockholders continue to collectively Beneficially Own at least 5% of the Shares outstanding immediately following the Closing Date, the Issuer shall include in its slate of nominees two (2) Directors designated by the Idea Men Stockholders (any such designee, an “Idea Men Designee”); provided that the Idea Men Designees shall be Trevor Bezdek for so long as he serves in his capacity as Chief Executive Officer or Co-Chief Executive Officer of the Issuer and/or Douglas Hirsch for so long as he serves in his capacity as Chief Executive Officer or Co-Chief Executive Officer of the Issuer. For the avoidance of doubt, for so long as the Idea

Men Stockholders are entitled to designate two (2) Directors and Trevor Bezdek and Douglas Hirsch each serve as Co-Chief Executive Officer of the Issuer, only Trevor Bezdek and Douglas Hirsch shall serve as the Idea Men Designees. To the extent Trevor Bezdek and Douglas Hirsch serve as Co-Chief Executive Officers or either of them serves as Chief Executive Officer and the Idea Men Stockholders no longer have the right pursuant to this Section 2.1(a)(iv) to nominate Idea Men Designees, the Issuer shall continue to include in its slate of director nominees Trevor Bezdek and/or Douglas Hirsch, as applicable, and each of the Silver Lake Stockholders, Francisco Partners Stockholders and Spectrum Stockholders shall take all actions necessary and within their control to nominate and elect such individuals.

(b) As of the Closing Date, the Board shall be comprised of ten (10) Directors as follows:

(i) The Directors initially designated for appointment to the Board (i) by the Silver Lake Stockholders shall be Gregory Mondre, designated as a Class III Director, Adam Karol, designated as a Class II Director, and Agnes Rey Giraud, designated as a Class I Director, (ii) by the Francisco Partners Stockholders shall be Dipanjan Deb, designated as a Class III Director and Christopher Adams, designated as a Class II Director, (iii) by the Spectrum Stockholders shall be Stephen LeSieur, designated as a Class III Director, and (iv) by the Idea Men Stockholders shall be Trevor Bezdek, designated as a Class II Director, and Douglas Hirsch, designated as a Class I Director.

(ii) The Independent Directors initially designated for appointment to the Board are (i) Jacqueline Kosecoff, designated as a Class I Director and (ii) Julie Bradley, designed as a Class III Director. For the avoidance of doubt, the initial Independent Director designee of Silver Lake Stockholders is Agnes Rey Giraud.

(c) The Issuer and each of the Stockholders shall take all actions necessary and within their control so that two (2) Independent Directors who are not affiliated with any Stockholder and who are independent for Audit Committee purposes are nominated and elected to the Board; provided that, in the event that the Silver Lake Stockholders are no longer required to nominate an Independent Director pursuant to Section 2.1(a), the number of Independent Directors to be nominated and elected to the Board pursuant to this Section 2.1(c) shall increase to three (3) Independent Directors.

(d) If the Issuer’s Nominating and Corporate Governance Committee determines in good faith that a Director Designee (i) is not qualified to serve on the Board consistent with such committee’s duly adopted policies and procedures applicable to all directors or (ii) does not satisfy applicable legal requirements regarding service as a Director, the applicable designating Stockholder shall have the right to designate a different Director Designee. Notwithstanding the foregoing, with respect to each Stockholder, at least one member, partner or senior employee of such Stockholder shall be eligible to serve in such Stockholder’s Director Designee position.

(e) Except as provided in Section 2.1(a), if the number of individuals that any Stockholder has the right to designate for election to the Board is decreased pursuant to Section 2.1(a), then the corresponding number of Director Designees of such Stockholder shall immediately offer to tender his or her resignation for consideration by the Board and, if such resignation is requested by the Board, such Director Designee or Director Designees shall resign within thirty (30) days from the date that the Stockholder’s right to designate for election to the Board was decreased, subject to the proviso in the following sentence. In the event that the Board requests such resignation, the Issuer and the Stockholders shall immediately take any and all actions necessary or appropriate to cooperate in ensuring the removal of such individual upon receipt of his or her resignation; provided that (i) the resignation of the last remaining Director Designee designated by any Stockholder may, at his or her option, resign from the Board effective at the end of his or her then current term, and (ii) notwithstanding anything to the contrary herein, a Director Designee may resign at any time regardless of the period of time left in his or her then current term.

(f) Notwithstanding any resolution adopted by the Board which determines the number of Directors constituting the whole Board, for so long as the Idea Men Stockholders continue to collectively Beneficially Own at least 5% of the Shares outstanding, in the event that the number of individuals that the Silver Lake Stockholders, Francisco Partners Stockholders or Spectrum Stockholders have the right to designate for election to the Board is decreased pursuant to Section 2.1(a) for such Stockholder, as applicable, number of Idea Men Designees shall automatically be increased by the corresponding number of Directors; provided that, for so long as any of the Silver Lake Stockholders and/or the Francisco Partners Stockholders are entitled to designate at least one (1) Director at the time that the number of Silver Lake Designees, Francisco Partners Designees or Spectrum Designees is decreased pursuant to Section 2.1(a), the consent of each such Silver Lake Stockholder and Francisco Partners Stockholder shall be required for any Idea Men Designee so designated to fill the vacancy caused by such decrease.

(g) Except as provided above and subject to the applicable provisions of the Amended and Restated Certificate of Incorporation of the Issuer, each Stockholder shall have the sole and exclusive right to (i) direct the other Stockholders to vote all their Shares immediately for the removal of such Stockholder’s designees to the Board and (ii) designate a Silver Lake Designee, Francisco Partners Designee, Spectrum Designee or Idea Men Designee, as applicable (serving in the same class as the predecessor), to fill vacancies on the Board pursuant to Section 2.1(a) that are created by reason of death, removal or resignation of such Stockholder’s designees, subject to Section 2.1(d), (e) and (f).

(h) The Issuer and each of the Stockholders shall take all actions necessary and within their control to give effect to the provisions contained in this Article II, including (i) in the case of the Issuer, soliciting proxies to vote for each Director Designee or Independent Directors designated by the Stockholders and otherwise using its best efforts to cause each Director Designee and any Independent Directors designated by the Stockholders to be included as the only directors in the slate of nominees recommended by the Issuer and elected as a Director of the Issuer, and (ii) in the case of the Stockholders, voting the Shares held directly or indirectly by such Stockholders (whether at a meeting or by consent) and any of their respective Affiliates, to cause the nomination, election, removal or replacement of the Director Designees or Independent Directors designated by the Stockholders, in each case as provided for herein and otherwise using their best efforts to cause the Issuer to comply with its obligations hereunder. No Person shall take any action that would be inconsistent with or otherwise circumvent the provisions of this Agreement; provided that each of the Stockholders may, in its sole discretion, elect not to designate any individual for election to the Board as such Stockholder’s respective Director Designee.

(i) The Issuer and its Subsidiaries shall reimburse the Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or the board of directors of any of the Issuer’s Subsidiaries, and any committees thereof, including without limitation travel, lodging and meal expenses, in accordance with the Issuer’s reimbursement policies. Except as otherwise determined by the Board, the Silver Lake Designees (other than any Independent Director), Francisco Partners Designees, Spectrum Designees and Idea Men Designees shall not be compensated for their services as members of the Board. If the Issuer adopts a policy that Directors own a minimum amount of equity in the Issuer, Director Designees shall not be subject to such policy.

(j) The Issuer and its Subsidiaries shall obtain customary director and officer indemnity insurance on commercially reasonable terms which insurance shall cover each member of the Board and the members of each board of directors of each of the Issuer’s Subsidiaries. The Issuer and its Subsidiaries shall enter into director and officer indemnification agreements substantially in the form attached as Exhibit C hereto, with each of the Stockholders’ designees on the Board.

Section 2.2 Controlled Company.

(a) The Stockholders acknowledge and agree that, (i) by virtue of this Article II, they are acting as a “group” within the meaning of the Stock Exchange rules as of the date hereof, and (ii) by virtue of the Combined Voting Power of Common Stock held by the Stockholders, the Issuer shall qualify as a “controlled company” within the meaning of Stock Exchange rules as of the Closing Date.

(b) So long as the Issuer qualifies as a “controlled company” for purposes of Stock Exchange rules, the Issuer may elect to be a “controlled company” for purposes of Stock Exchange rules, and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. If the Issuer ceases to qualify as a “controlled company” for purposes of Stock Exchange rules, the Stockholders and the Issuer will take whatever action may be reasonably necessary in relation to such party, if any, to cause the Issuer to comply with Stock Exchange rules as then in effect within the timeframe for compliance available under such rules.

ARTICLE III

POST-IPO TRANSFERS

Section 3.1 Notices. Notwithstanding any terms applicable to, or obligations of, the Stockholders under the Investor Rights Agreement, each Stockholder agrees that until the expiration of the Transfer Restriction Period (or, if earlier, termination of this Article III in accordance with Section 3.9 hereof) and subject to the exceptions in Section 3.7 hereof, it will, prior to (i) exercising any registration rights granted to such Stockholder pursuant to the Investor Rights Agreement or (ii) otherwise making any Transfer of such Stockholder’s Shares (which, for the avoidance of doubt, shall include but not be limited to any underwritten public offering of Shares registered under the Securities Act, any Transfer pursuant to an exemption from registration under the Securities Act, including pursuant to Rule 144, and any distribution), deliver a written notice (a “Notice”) to each other Stockholder setting forth the expected material terms, conditions and details of the Transfer (including the method of Transfer, the number of Shares, the proposed trade date and, in the case of a Rule 144 sale, the volume limit applicable for the initial measurement period as of the notice date), as applicable.

Section 3.2 Registration Rights. Following the delivery of a Notice pursuant to Section 3.1 regarding the exercise of registration rights under the Investor Rights Agreement (which, for the avoidance of doubt, include demand registration, company registration and shelf takedown request rights) the rights of the Stockholders to participate in any registered offering shall be governed by the terms of such Investor Rights Agreement; provided, that, notwithstanding anything to the contrary in the Investor Rights Agreement, each Stockholder’s pro rata participation as calculated pursuant to the terms of the Investor Rights Agreement shall not include any Shares purchased by such Stockholder in the Private Placement, IPO or on the open market following the IPO. Any Notice delivered pursuant to Section 3.1 regarding the exercise of registration rights under the Investor Rights Agreement shall be made prior to or concurrent with a notice to the Issuer under the Investor Rights Agreement.

Section 3.3 Private Placements. Following the delivery of a Notice pursuant to Section 3.1 regarding a Transfer of Shares other than a sale or distribution pursuant to Section 3.2 above or Section 3.4 or Section 3.5 below, no Stockholder shall consummate such Transfer until seven (7) Business Days after the Notice has been delivered to the other Stockholders (the “Election Period”). Following receipt of such a Notice from a Stockholder, each other Stockholder shall have the right to participate in the proposed Transfer by delivering written notice to the initiating Stockholder within three (3) Business Days. The failure by any Stockholder to deliver any such written notice to the initiating Stockholder within such period shall be deemed to be an election by such Stockholder not to exercise its participation rights under this Section 3.3 with respect to such contemplated Transfer. Subject to the exercise of such right to participate by any other Stockholder under this Section 3.3, the initiating Stockholder shall thereafter be free to sell the number of Shares identified in the Notice in the manner and on terms and conditions no more favorable to the Stockholder than contemplated in the respective Notice. If a Stockholder elects to participate in such Transfer, such participating Stockholder shall be entitled to participate in such Transfer on a pro rata basis based on such Stockholder’s proportionate ownership of all shares of Class B Common Stock held by all Stockholders participating in such Transfer. For the avoidance of doubt, the determination of each Stockholder’s pro rata participation shall not include any Shares purchased by such Stockholder in the Private Placement, IPO or on the open market following the IPO.

Section 3.4 Coordination of Rule 144 Sales.

(a) Following the delivery of a Notice pursuant to Section 3.1 regarding a sale pursuant to Rule 144 (each, a “Rule 144 Transfer”), no Stockholder shall consummate such Rule 144 Transfer until three (3) Business Days after the Notice has been delivered to the other Stockholders (the “Notice Period”). Each other Stockholder shall have the right to participate in a Rule 144 Transfer by delivering written notice to the initiating Stockholder within two (2) Business Days following receipt of such Notice. The failure by any Stockholder to deliver any such written notice of participation within such period shall be deemed to be an election by such Stockholder not to exercise its participation rights under this Section 3.4 with respect to such contemplated Rule 144 Transfer. Subject to the exercise of such right to participate by any other Stockholder under this Section 3.4, the initiating Stockholder shall thereafter be free to sell the number of Shares identified in the Notice in the manner and on the general terms and conditions contemplated in the respective Notice during the initial Rule 144 measurement period (measured from the time of the original Notice) up to such Stockholder’s Rule 144 Pro Rata Portion; provided that if any Stockholder waives, in writing, its Rule 144 Pro Rata Portion for the relevant measurement period, the other Stockholders may increase their respective number of Shares to be Transferred, on a pro rata basis, up to the amount of such non-participating Stockholder’s Rule 144 Pro Rata Portion. All Stockholders electing to transfer Shares for value in a Rule 144 Transfer agree to use commercially reasonable efforts to coordinate the timing and process for transferring their Shares, including, but not limited, selling through a single broker to be mutually agreed among such Stockholders.

(b) Any Stockholder may allocate Shares to a Rule 10b5-1 plan which authorizes a broker to sell the allocated Shares in one or more Rule 144 Transfers provided that the broker for such plan agrees that, prior to effectuating any Rule 144 Transfers, the broker will provide the notice required by Section 3.4(a) and each of the other Stockholders will have the opportunity to sell its Rule 144 Pro Rata Portion in such Rule 144 Transfer. If an initiating Stockholder provides notice under Section 3.4(a) that it intends to sell Shares in a Rule 144 Transfer, any other Stockholder may sell its Rule 144 Pro Rata Portion of Shares (including any Catch-up Shares) pursuant to a Rule 10b5-1 plan; provided that, unless the broker for such plan has made the agreements specified in the preceding sentence that the broker will provide the notice required by Section 3.4(a) prior to effectuating any Rule 144 Transfer, any Shares that remain unsold under such Rule 10b5-1 plan shall count against such Stockholders Rule 144 Pro Rata Portion in a subsequent Rule 144 Transfer.

Section 3.5 Partner Distributions. The Stockholders shall use commercially reasonable efforts to coordinate any partner distributions or similar redemption of equity interests (any such distribution or redemption, a “Distribution”) in accordance with this Section 3.5. Prior to the first anniversary of the Closing Date and provided that, as of the date of the distribution Notice, the last reported closing price of the Class A Common Stock on the exchange on which the Class A Common Stock is listed (the “Closing Price”) was at least 1.5 times the price per share set forth on the cover page of the final prospectus for the IPO (the “IPO Price”) (subject to adjustment for any stock split, reverse stock split, reclassification or otherwise), the Stockholders shall be entitled to make one Distribution up to the Distribution Cap (as defined below). Subsequent to the first anniversary of the Closing Date, the Stockholders shall be entitled to make one Distribution up to the Distribution Cap (as defined below) per quarter. Following the delivery of a Notice from a Stockholder pursuant to Section 3.1 regarding such a Distribution, no Stockholder shall consummate any such Distribution until ten (10) Business Days after the Notice has been delivered to the other Stockholders. Each other Stockholder shall have the right to conduct a substantially concurrent Distribution by delivering written notice to the initiating Stockholder within five (5) Business Days of receipt of such Notice. The failure by any Stockholder to deliver any such written notice within such period shall be deemed to be an election by such Stockholder not to exercise its participation rights under this Section 3.5 with respect to such contemplated Transfer. Subject to the exercise of such right to participate by any other Stockholder under this Section 3.5, the initiating Stockholder shall thereafter be free to distribute the Shares identified in the Transfer Notice in the manner and on the general terms and conditions contemplated in the respective

Transfer Notice, including the proposed timing of such Distribution. Each Stockholder shall be entitled to Distribute no more than the greater of (i) such Stockholder’s Rule 144 Pro Rata Portion or (ii) one percent (1%) of the Issuer’s market capitalization as of the date of delivery of the Notice described in this Section 3.5 (the “Distribution Cap”); provided that if any Stockholder elects not to make any such Distribution (or effect a substantially contemporaneous sale under Section 3.2, 3.3 or 3.4, which for purposes of this proviso, shall be treated as Shares distributed in the Distribution), the other Stockholders may increase their respective number of Shares to be distributed or redeemed in the Distribution, on a pro rata basis, up to the amount of such non-distributing Stockholder’s Distribution Cap. Notwithstanding anything to the contrary, this Section 3.5 shall not govern with respect to Distributions of the sort described in Section 3.7(c) and shall not be deemed to apply to the Idea Men Stockholders.

Section 3.6 Other Restrictions on Transfer. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which a Stockholder may be subject, including any restrictions on Transfer contained in any equity incentive plan, restricted stock agreement, stock option agreement, stock subscription agreement or other agreement to which such Stockholder is a party or instrument by which such Stockholder is bound.

Section 3.7 Permitted Transfers. Notwithstanding anything to the contrary herein, the restrictions set forth in this Article III, shall not apply to:

(a) Transfers by a Stockholder to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of such transferring Stockholder, or to any investment fund or other entity controlled or managed by such Stockholder or affiliates of such Stockholder, provided that any Distributions shall be subject to the provisions of Section 3.5 and Section 3.7(c), as applicable, hereof.

(b) Transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board involving the Transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (as defined in Section 13(d)(3) of the Exchange Act), of shares of capital stock if, after such Transfer, such person or group of affiliated persons would beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) at least a majority of the outstanding voting securities of the Issuer (or the surviving entity).

(c) Transfers in connection with distributions to certain current and/or former officers, employees or partners of the general partner, managing member or other controlling entity of, or investment advisor to, a Stockholder and/or its affiliates which are made in conjunction with a Transfer pursuant to Section 3.2, 3.3 or 3.4, provided that (i) unless otherwise consented to by the other Stockholders participating in the applicable Transfer, the aggregate number of such transferred shares of Common Stock by all such officers, employees and partners pursuant to this clause (c) in conjunction with a particular Transfer shall not exceed 25% of the number of shares of Common Stock being Transferred by the applicable Stockholder and its Affiliates in such Transfer, and (ii) the aggregate number of such transferred shares of Common Stock pursuant to this clause (c) shall be counted as Transferred by the distributing Stockholder in the accompanying Transfer pursuant to Section 3.2, 3.3 or 3.4 for purposes of calculating such Stockholder’s pro rata portion.

(d) Transfers by a Stockholder in connection with the Private Placement or IPO.

(e) The transfer of equity interests in SLP Geology Aggregator, L.P. which reflect an indirect interest in not more than 20% of the Shares purchased by the Silver Lake Stockholders in, or at the time of, the IPO.

Section 3.8 Idea Men Participation. Notwithstanding anything to the contrary herein, in the event that any Idea Men Stockholder declines or is otherwise unable to participate in any Transfer proposed by another Stockholder pursuant to Section 3.2, 3.3 or 3.4 as a result of such Idea Men Stockholder or any of its principals, managing members or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) being subject to trading restrictions under the Issuer’s insider trading policy, determined in good faith by such Idea Men Stockholder to be in possession of material non-public information, or for any other reason, the Idea Men Stockholders shall have the right, but not the obligation, to include the Idea Men Stockholders’ pro rata portion of Shares not so transferred (the “Catch-Up Shares“) in any future Rule 144 Transfer pursuant to Section 3.4. To the extent the Idea Men Stockholder elects to include any Catch-up Shares in a future Rule 144 Transfer, the shares of the Stockholders that are to be included in such Rule 144 Transfer shall be allocated as follows: first, to Idea Men up to the amount of Catch-up Shares elected to include in such Rule 144 Transfer; and second, among all the Stockholders (including Idea Men) based on their Rule 144 Pro Rata Portion (which, in the case of Idea Men, shall disregard any Catch-up Shares) of the remaining Shares, if any, in accordance with Section 3.4.

Section 3.9 Termination of Article III. The restrictions set forth in this Article III with respect to any Stockholder shall be of no further effect with respect to the Shares as of the earlier of (i) the completion of the Transfer Restriction Period and (ii) provided that such Stockholder does not have a Director Designee on the Board, the time at which such Stockholder and its Affiliates Beneficially Owns less than 5% of the shares of Common Stock outstanding.

ARTICLE IV

ADDITIONAL AGREEMENTS OF THE PARTIES

Section 4.1 Exculpation Among Stockholders. Each Stockholder acknowledges that it is not relying upon any person, firm or corporation, other than the public information filed by the Issuer with the SEC relating to its Shares, in making its investment or decision to sell, retain or further invest in the Issuer. Each Stockholder agrees that none of the Stockholders or the respective controlling persons, officers, directors, partners, agents, or employees of any Stockholder shall be liable to any other Stockholder for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

Section 4.2 Confidentiality. Each Stockholder agrees, for so long as such Stockholder owns any Shares and for a period of two (2) years following the date upon which such Stockholder ceases to own any Shares, to keep confidential, any non-public information provided to such Stockholder by the Issuer; provided, however, that nothing herein will limit the disclosure of any information (i) to the extent required by law, statute, rule, regulation, judicial process, subpoena or court order or required by any governmental agency or other regulatory authority (including, without limitation, by deposition, interrogatory, request for documents, oral questions, subpoena, civil investigative demand, administrative proceeding or similar process); (ii) that is in the public domain or becomes generally available to the public, in each case, other than as a result of the disclosure by the parties in violation of this Agreement; (iii) is or becomes available on a non-confidential basis to a Stockholder from a source other than the Issuer; provided that such source is not subject to any obligation of confidentiality to Issuer; (iv) is independently developed by Stockholder without violating this Agreement (v) to a Stockholder’s advisors, representatives and Affiliates (which for the Silver Lake Stockholders, Francisco Partners Stockholders and the Spectrum Stockholders shall include, directors, officers, employees, agents, financing sources and direct and indirect, current and prospective limited partners and investors in the ordinary course of their business); provided that such advisors, representatives and Affiliates shall have been advised of this Agreement and shall have been directed to comply with the confidentiality provisions hereof, or shall otherwise be bound by customary obligations of confidentiality, and the applicable Stockholder shall be responsible for any breach of or failure to comply with the provisions of this Section 4.2 applicable to Affiliates who receive confidential information about the Issuer from such Stockholder ; or (vi) to any prospective purchaser of a Stockholder’s Shares; provided that (A) such prospective purchaser shall have been advised of this Agreement and shall have expressly agreed to be bound by the confidentiality provisions hereof, (B) such prospective purchaser is not an Issuer Competitor or a Person who controls any Issuer Competitor, and (C) the prospective purchaser shall be responsible for any breach of or failure to comply with this Agreement by any of its Affiliates and such prospective purchaser agrees, at its sole expense, to take reasonable measures (including but not limited to court proceedings) to restrain its advisors, representatives and Affiliates from prohibited or unauthorized disclosure or use of any confidential information.

ARTICLE V

ADDITIONAL PARTIES

Section 5.1 Additional Parties. Additional parties, provided they are Permitted Holders, may be added to and be bound by and receive the benefits afforded by this Agreement upon the signing and delivery of a joinder to this Agreement substantially in the form attached as Exhibit A hereto (the “Joinder Agreement”) by the Issuer and the acceptance thereof by such additional parties and, to the extent permitted by Section 6.1, amendments may be effected to this Agreement reflecting such rights and obligations, consistent with the terms of this Agreement, of such party as the Issuer, the Stockholders and such party may agree.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Amendment. The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of each party hereto; provided that the consent of any party for whom the provisions of Article III have terminated pursuant to Section 3.9 shall not be required for any amendment to Article III.

Section 6.2 Corporate Opportunities. Each Stockholder hereby represents, warrants and covenants to the Issuer and each other Stockholder that such Stockholder (i) understands that Article XI of the Amended and Restated Certificate of Incorporation includes provisions that provide that the Issuer, to the fullest extent permitted by law and in accordance with Section 122(17) of the General Corporation Law of the State of Delaware, renounce any interest or expectancy in certain corporate opportunities that are presented to the parties hereto, subject to certain exceptions, and (ii) shall not vote in favor of amending, or otherwise seek to amend, Article XI of the Issuer’s Amended and Restated Certificate of Incorporation without the written consent of each Stockholder that is a then-current Stockholder under the terms of this Agreement. In addition, the Issuer hereby agrees that it shall not seek to amend or remove Article XI of the Amended and Restated Certificate of Incorporation in a manner adverse to any then-current Stockholder under the terms of this Agreement without the prior consent of such adversely effected Stockholder(s).

Section 6.3 Termination. This Agreement shall automatically terminate upon the earlier of (i) a Change in Control; (ii) written agreement of each Stockholder who holds Shares at such time; or (iii) solely with respect to a particular Stockholder, the dissolution or liquidation of such Stockholder. In the event of any termination of this Agreement as provided in clauses (i) or (ii) of this Section 6.3, this Agreement shall forthwith become wholly void and of no further force or effect (except for this Article VI) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in this Article VI. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 6.4 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection herewith, and notwithstanding the fact that certain of the Stockholders may be partnerships or limited liability companies, by its acceptance of the benefits of this Agreement, the Issuer and each Stockholder covenant, agree and acknowledge that no Person (other than the parties hereto) has any obligations hereunder, and that, to the fullest extent permitted by law, no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any the former, current and future equity holders, controlling persons, directors, officers, employees, agents, affiliates, members, managers, general or limited partners or assignees of the Stockholders or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, Affiliate, agent or assignee of any of the foregoing, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 6.5 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors, and, except as provided in Section 6.4, nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.6 Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Issuer or any successor or assign of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 6.7 Addresses and Notices. Any notice provided for in this Agreement will be in writing and will be either personally delivered, or received by certified mail, return receipt requested, sent by reputable overnight courier service (charges prepaid) or facsimile or electronic mail to the Issuer at the address set forth below and to any other recipient and to any holder of Shares at such address as indicated by the Issuer’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by electronic mail (provided confirmation of such electronic mail is received or such electronic mail is delivered during regular business hours on any Business Day to the respective email addresses below and no bounce-back or error message is received by the sender), three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. If notice is given to the Issuer or to the Stockholders, a copy shall be sent to such party at the addresses set forth below:

(v)	if to the Issuer, to:

GoodRx Holdings, Inc.

233 Wilshire Blvd., Suite 900

Santa Monica, CA 90401

Attention: Karsten Voermann; Gracye Cheng

with a copy (which shall not constitute written notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: Marc Jaffe; Ben Cohen

with a copy (which shall not constitute notice) to each of the Silver Lake Stockholders, the Francisco Partners Stockholders, the Spectrum Stockholders and the Idea Men Stockholders as specified in sub-parts (x) and (y) below;

(w)	if to the Silver Lake Stockholder, to:

Silver Lake

55 Hudson Yards

550 West 34th Street, 40th Floor

New York, NY 10001

Attention: Andrew J. Schader

with a copy (which shall not constitute written notice) to:

Ropes & Gray LLP

Three Embarcadero Center

San Francisco, CA 94111-4006

Attention: Thomas Holden and Eric Issadore

(x)	if to the Francisco Partners Stockholders, to:

Francisco Partners

One Letterman Drive

Building C - Suite 410

San Francisco, CA 94129

Attention: Chris Adams or Steve Eisner

(y)	if to the Spectrum Stockholders, to:

Spectrum Equity

140 New Montgomery St., 20th Floor

San Francisco, CA 94105

Attention: Stephen LeSieur

(z)	if to the Idea Men Stockholders, to:

Idea Men

8605 Santa Monica Blvd., Ste 30736

West Hollywood, CA 90069-4109

Attention: Trevor Bezdek

Section 6.8 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 6.9 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

Section 6.10 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 6.11 Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.12 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 6.13 Delivery by Facsimile. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (i.e., in portable document format), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 6.14 Entire Agreement. This Agreement, together with the Investor Rights Agreement, and all of the other exhibits, annexes and schedules hereto and thereto constitute the entire understanding and agreement between the parties as to restrictions on the transferability of Shares and the other matters covered herein and therein and supersede and replace any prior understanding, agreement between the parties as to restrictions on the transferability of Shares and the other matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto. In the event of any inconsistency between this Agreement and any agreement executed or delivered to effect the purposes of this Agreement, this Agreement shall govern as among the parties hereto.

Section 6.15 Remedies. The Issuer and the Stockholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including, without limitation, costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement, and that the Issuer or any Stockholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. All remedies, either under this Agreement or by Law or otherwise afforded to any party, shall be cumulative and not alternative. All obligations hereunder shall be satisfied in full without set-off, defense or counterclaim.

Section 6.16 Settlement. The Issuer hereby agrees that it shall use commercially reasonable efforts to effect the settlement of any conversion of Class B Common Stock to Class A Common Stock within two (2) Business Days following the receipt of notice from the Stockholder that is the subject of such conversion.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

COMPANY:

GOODRX HOLDINGS, INC.

By:	/s/ Karsten Voermann

Name:	Karsten Voermann
Title:	Chief Financial Officer

[Signature Page to Stockholders Agreement]

STOCKHOLDERS:

SLP GEOLOGY AGGREGATOR, L.P.

By: SLP Geology GP, L.L.C., its general partner

By: Silver Lake Technology Associates V, L.P., its managing member

By: SLTA V (GP), L.L.C., its general partner

By: Silver Lake Group, L.L.C., its managing member

/s/ Adam Karol
Name: Adam Karol
Title: Managing Director

[Signature Page to GoodRx Holdings, Inc. Stockholders Agreement]

FRANCISCO PARTNERS IV, L.P.

By: Francisco Partners GP IV, L.P.
Its: General partner

By: Francisco Partners GP IV Management Limited
Its: General partner

/s/ Christopher Adams
Name: Christopher Adams
Title: Authorized Signatory

FRANCISCO PARTNERS IV-A, L.P.

By: Francisco Partners GP IV, L.P.
Its: General partner

By: Francisco Partners GP IV Management Limited
Its: General partner

/s/ Christopher Adams
Name: Christopher Adams
Title: Authorized Signatory

[Signature Page to GoodRx Holdings, Inc. Stockholders Agreement]

SPECTRUM VII INVESTMENT MANAGERS’ FUND, L.P.

By: SEA VII Management, LLC,
Its: General partner

/s/ Stephen LeSieur
Name: Stephen LeSieur
Title: Managing Director

SPECTRUM VII CO-INVESTMENT FUND, L.P.

By: SEA VII Management, LLC,
Its: General partner

/s/ Stephen LeSieur
Name: Stephen LeSieur
Title: Managing Director

SPECTRUM EQUITY VII, L.P.

By: Spectrum Equity Associates VII, L.P.,
Its: General partner

By: SEA VII Management, LLC,
Its: General partner

/s/ Stephen LeSieur
Name: Stephen LeSieur
Title: Managing Director

[Signature Page to GoodRx Holdings, Inc. Stockholders Agreement]

IDEA MEN, LLC

/s/ Trevor Bezdek
Name: Trevor Bezdek
Title: Manager

[Signature Page to GoodRx Holdings, Inc. Stockholders Agreement]

EXHIBIT A

FORM OF JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders’ Agreement dated as of [___________,] 2020 (the “Stockholders’ Agreement”) among GoodRx Holdings, Inc. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and a “Stockholder” under the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Shares (to the extent permitted by the Stockholders’ Agreement) as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ [ 🌑 ], 20[ 🌑 ]

[NAME OF JOINING PARTY]

By:

Name:
Title:

Address for Notices:

AGREED ON THIS [ 🌑 ] day of [ 🌑 ], 20[ 🌑 ]:

EXHIBIT B

FORM OF DIRECTOR & OFFICER INDEMNIFICATION AGREEMENT